UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Rush Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Delaware	74-1733016
(State or other jurisdiction	(I.R.S Employer
of incorporation or organization)	Identification No.)

555 IH 35 South
New Braunfels, Texas	78130
(Address of Principal Executive Offices)	(Zip Code)

Rush Enterprises, Inc. 2007 Long-Term Incentive Plan

(Full title of the plan)

Steven L. Keller

Vice President and Chief Financial Officer

Rush Enterprises, Inc.

555 IH 35 South

New Braunfels, Texas 78130

(830) 626-5200

Copies to:

Daryl L. Lansdale, Jr.

Fulbright & Jaworski L.L.P.

300 Convent Street, Suite 2200

San Antonio, TX 78205

(210) 270-9367

(Name, address, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Class A Common Stock, $.01 par value per share	1,700,000 shares	$27.61	$46,937,000	$1,440.97
Class B Common Stock, $.01 par value per share	300,000 shares	$26.17	$7,851,000	$241.03

(1)             This Registration Statement also covers an additional indeterminable number of shares as may be required pursuant to the Rush Enterprises, Inc. 2007 Long-Term Incentive Plan in the event of a stock dividend, stock split, recapitalization, exchange of shares or other similar change in Rush Enterprises, Inc.’s (the “Company”) Class A common stock, par value $0.01 per share (the “Class A Common Stock”), or Class B common stock, par value $0.01 per share (the “Class B Common Stock”).

(2)             Estimated solely for the purpose of calculating the registration fee and is based on the average of high and low prices of the Class A Common Stock and Class B Common Stock, respectively, on the NASDAQ National Market on July 17, 2007, in accordance with Rule 457(c) and (h) of the Securities Act of 1933, as amended (the “Securities Act”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The document(s) containing the information required in Part I of Form S-8 will be sent or given to participants in the Rush Enterprises, Inc. 2007 Long-Term Incentive Plan as specified by Rule 428(b)(1) of the Securities Act.  In accordance with Rule 428 and the introductory note to Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the ”Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.  These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.                    Incorporation of Documents by Reference.

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports and other information with the Commission.  The following documents, or portions thereof, filed by the Company with the Commission pursuant to the Exchange Act, are incorporated by reference in this Registration Statement:

(1)           The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed on March 15, 2007, File No. 000-20797;

(2)           The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007, filed on May 10, 2007, File No. 000-20797;

(3)           The Company’s Current Reports on Form 8-K, filed on January 23, February 13, February 27, March 8, March 22, April 18, May 18, May 24, and July 18, 2007, File No. 000-20797;

(4)           All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company’s last Annual Report on Form 10-K referred to in (1) above;

(5)           The description of the Class A Common Stock contained in the Company’s Form 8-A, filed on July 9, 2002, including all amendments and reports filed for the purpose of updating such description, File No. 000-20797; and

(6)           The description of the Class B Common Stock contained in the Company’s Registration Statement on Form S-1, filed on April 10, 1996, including all amendments and reports filed for the purpose of updating such description, File No. 333-03346.

In addition to the foregoing, all documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that (i) indicates that all securities offered under this Registration Statement have been sold, or (ii) deregisters all securities then remaining unsold under this Registration Statement,

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shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.                    Description of Securities.

Not applicable.

ITEM 5.                    Interest of Named Experts and Counsel.

Not applicable.

ITEM 6.                    Indemnification of Directors and Officers.

Article VIII of the Company’s Restated Articles of Incorporation (the “Restated Articles”) limits the liability of its directors.  Specifically, Article VIII provides in part that:

A director shall not be liable to the Company or its shareholders for monetary damages for an act or omission in such director’s capacity as director, except for liability for (i) any breach of the director’s duty of loyalty to the Company or its shareholders, (ii) any act or omission not in good faith that constitutes a breach of duty of such director to the Company or any act or omission that involves intentional misconduct or a knowing violation of the law, (iii) any transaction from which such director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office or (iv) any act or omission for which the liability of such director is expressly provided by statute.  If either the Texas Business Corporation Act (the “TBCA”), the Texas Miscellaneous Corporation Laws Act or any other applicable Texas statute hereafter is amended to authorize the further elimination or limitation of the liability of the Company’s directors, then the liability of the Company’s directors, in addition to the limitation on liability provided in the Restated Articles, shall be limited to the fullest extent permitted by such amended act.

Article VIII of the Company’s Amended and Restated Bylaws provides for the indemnification of the Company’s directors and officers.  Specifically, Article VIII provides in part that:

The Company hereby elects to and does hereby indemnify the following persons to the fullest extent permitted or required by the TBCA: (a) any person who is or was a director or officer of the Company, (b) any person who while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole

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proprietorship, trust, employee benefit plan or other enterprise and (c) any person who is not or was not a director or officer of the Company but who is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.  Such obligation to so indemnify and to so make such determinations may be specifically enforced by resort to any court of competent jurisdiction. Further, the Company shall pay or reimburse the reasonable expenses of such persons covered hereby in advance of the final disposition of any proceeding to the fullest extent permitted by the TBCA and subject to the conditions thereof.  If the TBCA or any other applicable Texas statute is hereafter amended to authorize a corporation to further indemnify the above described persons, the Company shall, in addition to the indemnification provided herein, indemnify such persons to the fullest extent permitted or required under such amended act or statute.

Article 2.02-1 of the TBCA permits the Company, in certain circumstances, to indemnify any present or former director, officer, employee or agent of the Company against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with a proceeding in which any such person was, is or is threatened to be, made a party by reason of holding such office or position, but only to a limited extent for obligations resulting from a proceeding in which the person is found liable on the basis that a personal benefit was improperly received or in circumstances in which the person is found liable in a derivative suit brought on behalf of the Company.

The Company maintains Director and Officer Insurance and has entered into indemnity agreements with certain of its directors and officers.  A form of the indemnity agreement is filed as Exhibit 10.1 of the Company’s Current Report on Form 8-K, filed with the Commission on February 27, 2007.

ITEM 7.                    Exemption from Registration Claimed.

Not Applicable.

ITEM 8.                    Exhibits.

Exhibit No.	Description
4.1

Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed on March 15, 2005, File No. 000-20797)

4.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed on May 24, 2007, File No. 000-20797)
4.3	Rush Enterprises, Inc. 2007 Long-Term Incentive Plan (incorporated herein by reference to Appendix A to the Company’s Proxy Statement dated April 16, 2007)
4.4*	Form of Stock Option Agreement
5.1*	Opinion of Fulbright & Jaworski L.L.P.
23.1*	Consent of Counsel (contained in Exhibit 5.1)
23.2*	Consent of Ernst & Young LLP
24.1*	Power of Attorney (included on signature page)

*                    Filed herewith

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ITEM 9.                    Undertakings.

(a)    The Company hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)            To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this effective Registration Statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Company is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Braunfels, State of Texas on July 24, 2007.

Rush Enterprises, Inc.

By:	/s/ Steven L. Keller
Steven L. Keller
Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints W.M. “RUSTY” RUSH and STEVEN L. KELLER, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith (including any registration statement relating to this Registration Statement and filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”)), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ W. Marvin Rush	Chairman and Director	July 24, 2007
W. Marvin Rush

/s/ W.M. “Rusty” Rush	President, Chief Executive Officer and	July 24, 2007
W.M. “Rusty” Rush	Director (Principal Executive Officer)

/s/ Steven L. Keller	Vice President and Chief Financial Officer	July 24, 2007
Steven L. Keller	(Principal Financial and Accounting Officer)

/s/ Ronald J. Krause	Director	July 24, 2007
Ronald J. Krause

/s/ John D. Rock	Director	July 24, 2007
John D. Rock

/s/ Harold D. Marshall	Director	July 24, 2007
Harold D. Marshall

/s/ Thomas A. Akin	Director	July 24, 2007
Thomas A. Akin

EXHIBIT INDEX

Exhibit No.	Description
4.4*	Form of Stock Option Agreement
5.1*	Opinion of Fulbright & Jaworski L.L.P.
23.1*	Consent of Counsel (contained in Exhibit 5.1)
23.2*	Consent of Ernst & Young LLP
24.1*	Power of Attorney (included on signature page)

*                    Filed herewith